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Exhibit 99.2

C/O MELLON INVESTOR SERVICES
MELLON INVESTOR SERVICES
P.O. BOX 3315
SOUTH HACKENSACK, NJ 07606

NOW YOU CAN VOTE SHARES BY TELEPHONE OR INTERNET!
QUICK * EASY * IMMEDIATE * AVAILABLE
24 HOURS A DAY * 7 DAYS A WEEK

Macromedia, Inc. encourages you to take advantage of the new and convenient ways to vote the shares. If voting by proxy, you may vote by mail, or choose one of the two other methods described below. Your telephone or Internet vote authorizes the named proxies to vote the shares in the same manner as if you marked, signed, and returned your proxy card. To vote by telephone, the Internet or mail, read the accompanying joint proxy statement/prospectus, then follow these easy steps:

VOTE BY PHONE—1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY INTERNET—www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Macromedia, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

THE BOARD OF DIRECTORS OF MACROMEDIA RECOMMENDS A VOTE FOR PROPOSAL NO. 1 AND FOR PROPOSAL NO. 2.	Please mark your choices like this	☒
1. TO ADOPT THE AGREEMENT AND PLAN OF MERGER AND REORGANIZATION, DATED APRIL 17, 2005, BY AND AMONG ADOBE SYSTEMS INCORPORATED, AVNER ACQUISITION SUB, INC., A WHOLLY OWNED SUBSIDIARY OF ADOBE SYSTEMS INCORPORATED, AND MACROMEDIA.	FOR ☐	AGAINST ☐	ABSTAIN ☐
2. TO APPROVE AN ADJOURNMENT OF THE MACROMEDIA SPECIAL MEETING, IF NECESSARY, IF A QUORUM IS PRESENT, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES IN FAVOR OF PROPOSAL NO. 1.	FOR ☐	AGAINST ☐	ABSTAIN ☐

THIS PROXY WILL BE VOTED AS DIRECTED ABOVE. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR PROPOSAL NO. 1 AND FOR PROPOSAL NO. 2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof to the extent authorized by Rule 14a-4(c) promulgated by the Securities and Exchange Commission. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MACROMEDIA.

Signature(s)	Dated:	, 2005

Please sign exactly as your name(s) appear(s) on your stock certificate. If shares are held of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the proxy. If shares of stock are held of record by a corporation, the proxy should be executed by the president or vice president and the secretary or assistant secretary. Executors, administrators, or other fiduciaries who execute the above proxy for a deceased stockholder should give their full title. Please date the proxy. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED, POSTAGE PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

    •    FOLD AND DETACH HERE    •

MACROMEDIA, INC.
PROXY FOR THE MACROMEDIA SPECIAL MEETING OF STOCKHOLDERS
                        , 2005

THIS PROXY IS SOLICITED ON BEHALF OF MACROMEDIA'S BOARD OF DIRECTORS

        The undersigned hereby appoints Stephen A. Elop and Elizabeth A. Nelson, or either of them, each with power of substitution, to represent the undersigned at the Special Meeting of Stockholders of Macromedia, Inc. ("Macromedia") to be held at 601 Townsend Street, San Francisco, California 94103 on                        , 2005, at                         P.D.T., and any adjournment or postponement thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present at the meeting on the following matter:

See Reverse Side

    •    FOLD AND DETACH HERE    •

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  Exhibit 99.2
MACROMEDIA, INC. PROXY FOR THE MACROMEDIA SPECIAL MEETING OF STOCKHOLDERS , 2005